Exhibit 10.1
                              EMPLOYMENT AGREEMENT

THIS Employment Agreement (the "Agreement"), made this 1st day of January, 2005 by and between O2 Secure Wireless, Inc. with principal business operations at 3300 Holcomb Bridge Road, Ste. 226, Norcross, GA 30092 ("O2") and T. Scott Conley (the "Employee") provides:

For good consideration, O2 employs the Employee on the following terms and conditions.

     1. Term of Employment. Subject to the provisions for termination set forth below this agreement will begin on January 1, 2005 and continue to December 31, 2007, unless terminated earlier pursuant to Paragraph 9 below.

     2. Compensation. Employee shall be compensated for services provided to O2 at an annual salary of $80,000.00.

     3. Limitation on Sales of Common Stock; Registration. Employee agrees that, within any calendar quarter during the term of this Agreement, he may, to the extent permitted by applicable law, sell no more than 20% of the average trading volume of the common stock of O2 for the four weeks prior to the start of the calendar quarter. Any shares that Employee may sell in any calendar quarter that are not sold may not be sold in any future quarter. O2 agrees that it will pay all costs necessary to obtain any legal approvals to enable Employee to sell shares to the extent provided in this paragraph, including any legal opinions or certificates required by Securities and Exchange Commission Rule 144, and to the extent the provisions of Rule 144 are not available to permit the Employee sell shares of common stock permitted by this paragraph, to include Employee's shares in any
          registration   statement   filed  with  the  Securities  and  Exchange
          Commission to register the resale of shares issued to other shareholders of O2.

     4.   Duties and  Position.  O2 hires the  Employee in the capacity of Chief
          Executive Officer. The Employee's duties include but are not necessarily limited to general oversight and supervision of all aspects of O2's business. These duties may be reasonably modified by O2's board of directors from time to time.

     5. Duties and Extent of Service. During the term of this Agreement, the Employee agrees to devote Employee's full business time energy and skill to the business of O2 and to the promotion of O2's interests as may be required for the fulfillment of Employee's obligations under this Agreement. Employee may provide services for third parties and engage in other employment so long as such other services and employment do not interfere with Employee's ability to provide the services set forth herein for O2 on a full-time basis, and the services do not violate any other covenant or obligation of the Employee herein. During the term of this Agreement, the Employee has a duty of loyalty to O2 and shall not engage in, or otherwise have an interest in, directly or indirectly, any other business activity that would adversely affect the Employee's ability to perform Employee's duties as set forth in this Agreement; provided, however, this constraint is not to be construed as preventing the Employee from investing Employee's assets in any form or manner that does not require any services on the part of the Employee and does not require


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          Employee's  operation  of  the  affairs  of  the  companies  in  which investments are made. Employee agrees that termination of Employee's employment, regardless of the method, reason or circumstances of such termination shall not relieve Employee of Employee's obligations under the restrictive covenants set forth herein.

     6. Reimbursement of Expenses. The Employee may incur reasonable expenses for furthering O2's business, including expenses for entertainment, travel, and similar items pursuant to the travel and expense policy in place at the time said expenses are incurred. O2 shall reimburse Employee for all business expenses after the Employee presents an itemized account of expenditures, pursuant to O2 policy.

     7. Vacation and Leave. The Employee shall be entitled to a yearly vacation pursuant to O2's leave policy for the Employee's employment level.

     8. Disability. In the event that the Employee cannot perform his duties because of illness or incapacity for a period of more than one week, the annual compensation otherwise due during said illness or incapacity will be reduced by 80% during the period of such illness or disability, and Employee's full annual compensation will be reinstated upon return to work.

     9. Termination of Agreement. Notwithstanding anything herein to the contrary, Employee's employment under this Agreement may be terminated by O2 immediately upon the occurrence of one of the following events, and if so terminated, the Company shall have no further liability to Employee whatsoever for compensation, benefits or damages, other than those that have accrued prior to termination:

               (a) the commission of any act by Employee which, if prosecuted, would constitute a felony;

               (b) any act or omission by Employee that may have a materially adverse effect on O2;

               (c) failure or refusal by Employee to comply with the policies of O2 contained in any company handbook or with the provisions of this Agreement if not cured within ten (10) days after the receipt of written notice from the board of directors;

               (d) Employee's prolonged absence without the consent of O2;

               (e)   Employee's   gross   neglect   of  his  duties  or  willful
          insubordination to the Board of Directors or his superior officers;

               (f) the death of Employee; or

               (g) delivery of written notice of termination by O2 after Employee has become unable to perform Employee's services by reason of illness or incapacity, which illness or incapacity results in Employee's failure to discharge Employee's duties under this Agreement for an aggregate total of sixty (60) days (whether consecutive or nonconsecutive) during any one hundred and eighty (180) day period.

     10. Death Benefit. Should Employee die during the term of employment, O2 shall pay to Employee's estate any compensation due through the end of the month in which death occurred.

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     11.  Covenants of Employee. Employee understands and acknowledges that O2's
          ability  to  develop  and  retain  trade  secrets,   customer   lists,
          proprietary techniques, information regarding customer needs and other confidential information relating to its business is of the utmost importance to O2's success, and Employee further acknowledges that
          Employee  will  develop  and  learn   information  in  the  course  of
          performance of Employee's  services  hereunder that would be useful in
          competing   unfairly   with  O2.  In  light  of  these  facts  and  in
          consideration of O2's agreement to compensate Employee on the terms set forth herein, Employee covenants and agrees with O2 as follows:

          a. Confidential Information. Employee shall use his best efforts to protect Confidential Information. During and after association with O2, Employee will not use (other than for O2) or disclose any of O2's Confidential Information. "Confidential Information" means information, without regard to form, relating to O2's customers, operation, finances, and business that derives economic value, actual or potential, from not being generally known to other Persons, including, but not limited to, technical or nontechnical data, formulas, patterns, compilations (including compilations of customer information), programs, models, concepts, designs, devices, methods, techniques, processes, financial data or lists of actual or potential customers (including identifying information about customers), whether or not in writing. Confidential Information includes information disclosed to O2 by third parties that O2 is obligated to maintain as confidential. Confidential Information subject to this Agreement may include information that is not a trade secret under applicable law, but information not constituting a trade secret only shall be treated as Confidential Information under this Agreement for a two (2) year period after the date on which this Agreement is terminated for any reason (the "Termination Date"). "Person" means any individual, corporation, limited liability company, bank, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other entity.

          b. Return of Materials. On the Termination Date or for any reason or at any time at O2's request, Employee will deliver promptly to O2 all materials, documents, plans, records, notes, or other papers and any copies in Employee's possession or control relating in any way to O2's Business, which at all times shall be the property of O2.

          c. Solicitation of Employees. During the Term of this Agreement, and for one (1) years after the Termination Date, Employee will not induce or solicit to leave employment with O2 any Person employed or engaged by O2 in any capacity (including without limitation as an employee or independent contractor), whether or not such Person is employed or engaged pursuant to a contract with O2 and whether or not such Person is employed or otherwise engaged at will.

          d. Solicitation of Customers. Employee will not, except on behalf of O2, at any time during the period commencing on the date of this Agreement and continuing for a period of one (1) year after the Termination Date, directly or indirectly, whether alone or with any other Person as a partner, officer, director, employee, agent, shareholder, consultant, sales representative or otherwise solicit, or assist in the solicitation of, any Person who is, or


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               was during the term of this Agreement,  a customer of O2, for the purpose of obtaining the patronage of such Person for the sale or purchase of goods or services comparable to O2's services; provided, however, that this Subparagraph will apply only with respect to any Person with whom Employee has had contact in furtherance of O2's Business during the two-year period prior to the Termination Date or about whom Employee has received O2's Confidential Information during such period.

          e. Non-Competition. During the term of this Agreement and for a period of one (1) year after the Termination Date, Employee shall not within the States of Virginia, North Carolina, South Carolina, Georgia, Florida (the "Area"), directly or indirectly, either individually or as an owner, manager, supervisor, administrator, consultant, instructor or executive employee, take a position with another business entity which is in the same or essentially the same business as O2 Business in which his/her duties and responsibilities are similar to those performed by the Employee for O2 hereunder. Notwithstanding the above, nothing contained herein shall be construed to prohibit Employee from owning, as an investment, not more than one (1%) percent of a class of equity securities issued by any company that provides products or services competitive with the products or services of O2 and is publicly traded and registered under Section 12 of the Securities Exchange Act of 1934.

          f. Disparagement. Employee shall not at any time make false, misleading or disparaging statements about O2, including its products, services, management, employees, and customers. O2 shall not at any time make false, misleading or disparaging statements about Employee.

          g. Work For Hire Acknowledgment; Assignment. Employee acknowledges that work on and contributions to documents, programs, and other expressions in any tangible medium (collectively, "Works") which are developed within the Employee's capacity as an Employee of O2 or are within the scope of Employee's obligations under this Agreement and part of Employee's duties, responsibilities, or assignment. Employee's work on and contributions to the Works will be rendered and made by Employee for, at the instigation of, and under the overall direction of, O2, and all such work and contributions, together with the Works, are and at all times shall be regarded, as "work made for hire" as that term is used in the United States Copyright Laws. Without limiting this acknowledgment, Employee assigns, grants, and delivers exclusively to O2 all rights, titles, and interests in and to any such Works, and all copies and versions, including all copyrights and renewals. Employee will execute and deliver to O2, or its successors and assigns, any assignments and documents O2 requests for the purpose of complete, exclusive, perpetual, and worldwide ownership of all rights, titles, and interests of every kind and nature, including all copyrights in and to the Works, and Employee constitutes and appoints O2 as its agent to execute and deliver any assignments or documents Employee fails or refuses to execute and deliver, this power and agency being coupled with an interest and being irrevocable.

          h. Inventions, Ideas and Patents. Employee shall disclose promptly to O2, and only to O2, any invention or idea of Employee
               (developed  alone  or  with  others)  conceived  or  made  during


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               Employee's   employment  by  O2  or  within  six  months  of  the
               Termination Date. Employee assigns to O2 any such invention or idea in any way connected with Employee's employment or related to O2's Business, its research or development, or demonstrably anticipated research or development and will cooperate with O2 and sign all papers deemed necessary by O2 to enable it to obtain, maintain, protect, and defend patents covering such inventions and ideas and to confirm O2's exclusive ownership of all rights in such inventions, ideas and patents, and irrevocably appoints O2 as its agent to execute and deliver any assignments or documents Employee fails or refuses to execute and deliver promptly, this power and agency being coupled with an interest and being irrevocable. This constitutes written notification that this assignment does not apply to an invention for which no equipment, supplies, facility or trade secret information of O2 was used, and which was developed entirely on Employee's own time, unless (a) the invention relates (i) directly to O2's Business, or (ii) to O2's actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by Employee for O2.

     12. Assistance in Litigation. Employee shall, upon reasonable notice, furnish such information and proper assistance to O2 as it may reasonably require in connection with any litigation in which it is, or may become, a party either during or after employment.

     13. Effect of Prior Agreements. This Agreement supersedes any prior agreement between O2 or any predecessor of O2 and the Employee, except that this agreement shall not affect or operate to reduce any benefit or compensation inuring to the Employee of a kind elsewhere provided and not expressly provided in this agreement.

     14. No Conflicting Obligations. Employee represents and warrants that Employee is not subject to any noncompetition agreement, nondisclosure agreement, employment agreement, or any other contract of any nature whatsoever, oral or written, with any Person other than O2, or any other obligation of any nature, which will or could cause a breach of or default in, or which is in any way inconsistent with, the terms and provisions of this Agreement.

     15. Settlement by Arbitration. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia applicable to contracts made in Georgia by persons domiciled in Atlanta, Georgia and without regard to its principles of conflicts of laws. Any dispute under this Agreement shall be submitted to arbitration with the American Arbitration Association (the "AAA") in Atlanta, Georgia, and shall be finally and conclusively determined by the decision of a board of arbitration selected as according to the rules governing the AAA. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow the laws of the State of Georgia. Any decision made by the Board of Arbitration shall be final, binding and conclusive on the parties to the dispute, and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The non-prevailing party to any arbitration (as determined by the Board of Arbitration) shall pay the expenses of the prevailing party, including reasonable attorneys' fees, in connection with such arbitration.



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     16.  Limited  Effect  of  Waiver  by O2.  Should  O2  waive  breach  of any provision of this agreement by the Employee, that waiver will not operate or be construed as a waiver of further breach by the Employee.

     17. Severability. If for any reason any provision of this agreement is held invalid by a court of competent jurisdiction, said provision shall be modified in accordance with the laws of the State of Georgia. All other provisions of this agreement shall remain in full effect. If this agreement is held invalid or cannot be enforced pursuant to the laws of the State of Georgia, then to the full extent permitted by law any prior agreement between O2 (or any predecessor thereof) and the Employee shall be deemed reinstated as if this agreement had not been executed.

     18. Assignment. This Agreement may not be assigned by either party without the written consent of the other party; provided, however, O2 may assign this Agreement to party acquiring substantially all of its assets.

     19.  Oral  Modifications  Not  Binding.   This  instrument  is  the  entire
          agreement of O2 and the Employee. Oral changes have no effect. It may be altered only by a written agreement signed by both parties.

     20. Policies. O2 shall have the right to institute or modify, at its discretion any policy referenced herein or otherwise, which impacts the whole of the organizations employee pool (such as travel and expense or vacation) without cause. Such policies shall be provided to Employee upon the date no later than the first date they become effective.

     21. Execution. This Agreement shall be executed in duplicate copies and each executed copy shall constitute an original. The copies shall be deemed one and the same instrument and this Agreement shall not be modified or waived, except in writing, signed and acknowledged by the parties hereto.

                                 EXECUTION PAGE

By signing below the parties hereto cause this Agreement to be effective pursuant to the terms and conditions defined herein on the date first indicated above.


O2 Secure Wireless, Inc.                    Employee

 By:  /s/ Keith A. Greaves                  By:  /s/ T. Scott Conley
 -------------------------------------      -----------------------------------
 Name:    Keith A. Greaves                  Name:  T. Scott Conley

 Title:  CFO

 Date:  Jan. 1, 2005                        Date:  01/01/05
 -------------------                        ---------------

                                            Address:  3909 Ashford Dunwoody Rd.
                                                      Atlanta, GA 30319

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